SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2007

LITHIUM TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10446	13-3411148
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5115 Campus Drive, Plymouth Meeting, PA		19462
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 940-6090

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) Effective July 27, 2007, Jonkheer Clemens E.M. van Nispen tot Sevenaer was appointed a director of Lithium Technology Corporation (the “Company”) by the Company’s Board of Directors to fill a vacancy on the Company’s Board of Directors. Mr. van Nispen, born in The Hague, The Netherlands, on July 8, 1940, read law at Leiden University in the Netherlands and at Penn Law School (the University of Pennsylvania), Philadelphia, USA.

Mr. van Nispen has been called to the Bar of The Hague in January 1970 and practiced as an attorney until his retirement from his law firm Barents Krans, attorneys and civil law notaries in The Hague in January 2007.

He joined the partnership of what eventually became the law firm Barents Krans, 1975. He founded the Brussels’ branch office of the firm in 1981 and was its resident partner from 1981 until 1986. More recently Mr. van Nispen was both managing partner and senior partner of the firm. His main fields of practice were European and corporate law. He represented clients before the Courts in The Netherlands and the European Court of Justice in Luxemburg.

Mr. van Nispen served for more than 10 years on the Disciplinary Court of the Bar. He is a founding member and the former president of the European Association of Lawyers (AEL-EAL). Mr. van Nispen chairs the Supervisory Board of Arch Hill Capital N.V. (The Netherlands) and is a member of the Supervisory Board of Hillgate Properties N.V. (The Netherlands). He serves on the boards of a number of Dutch companies and foundations.

Section 8 – Other Events

Item 8.01. Other Events

On July 30, 2007, the Company issued a press release containing a letter to Company stockholders from Dr. Klaus Brandt, Chief Executive Officer of the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

99.1	Press Release dated July 30, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 31, 2007

LITHIUM TECHNOLOGY CORPORATION (Registrant)

By:	/s/ Amir Elbaz
Amir Elbaz
Chief Financial Officer

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